UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2018

ZENDESK, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36456	26-4411091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1019 Market Street San Francisco, California	94103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415.418.7506

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Agreement.

Convertible Notes and the Indenture

On March 15, 2018, Zendesk, Inc. (the “Company”) priced its private offering of $500 million in aggregate principal amount of 0.25% Convertible Senior Notes due 2023 (the “Notes”). The Notes are senior unsecured obligations of the Company. The Notes were issued pursuant to an Indenture, dated March 20, 2018 (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee. The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the Notes become automatically due and payable.

The Notes will mature on March 15, 2023, unless earlier repurchased or converted. The Notes will bear interest from March 20, 2018 at a rate of 0.25% per year payable semiannually in arrears on March 15 and September 15 of each year, beginning on September 15, 2018. The Notes will be convertible at the option of the holders at any time prior to the close of business on the business day immediately preceding December 15, 2022, only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on June 30, 2018 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day; and (3) upon the occurrence of specified corporate events. On or after December 15, 2022 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances. Upon conversion, the Company may satisfy its conversion obligation by paying and/or delivering, as the case may be, cash, shares of the Common Stock or a combination of cash and shares of the Common Stock, at the Company’s election, in the manner and subject to the terms and conditions provided in the Indenture. The conversion rate for the Notes will initially be 15.8554 shares of the Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $63.07 per share of the Common Stock. The initial conversion price of the Notes represents a premium of approximately 32.5% to the $47.60 per share closing price of the Common Stock on March 15, 2018. The conversion rate is subject to adjustment under certain circumstances in accordance with the terms of the Indenture. In addition, following certain corporate events that occur prior to the maturity date, the Company will increase the conversion rate, in certain circumstances, for a holder who elects to convert its Notes in connection with such a corporate event.

If the Company undergoes a fundamental change (as defined in the Indenture), holders may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

A copy of the Indenture (including the form of the Note) is attached as an exhibit to this report and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).

The net proceeds from this offering were approximately $486.3 million, after deducting the initial purchasers’ discounts and commissions and the estimated offering expenses payable by the Company. The Company used approximately $55.6 million of the net proceeds to pay the cost of the capped call transactions described below. The Company intends to use the remainder of the net proceeds for general corporate purposes. In addition, Zendesk may use a portion of the net proceeds to acquire or invest in complementary companies, product lines, products or technologies. However, Zendesk has no understandings or agreements with respect to any such acquisition or investment.

Capped Call Transactions

On March 15, 2018, in connection with the offering of the Notes, the Company entered into privately negotiated capped call transactions with each of Goldman Sachs & Co. LLC, Deutsche Bank AG, London Branch and Citibank, N.A. pursuant to capped call confirmations in substantially the form filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference. The capped call transactions are expected generally to reduce the potential dilution to the Company’s Common Stock upon any conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, in the event that the market price per share of its Common Stock, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions, which initially corresponds to the conversion price of the Notes and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the Notes. If, however, the market price per share of the Company’s Common Stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the initial purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement dated March 15, 2018. The shares of the Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of the Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes, and any resulting issuance of shares of the Common Stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of March 20, 2018, between Zendesk, Inc., and Wilmington Trust, National Association, as trustee.

4.2	Form of 0.25% Convertible Senior Notes due 2023 (included in Exhibit 4.1).

10.1	Form of Capped Call Confirmation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zendesk, Inc.

By:	/s/ Elena Gomez
Name	Elena Gomez
Title:	Chief Financial Officer
(Principal Accounting and Financial Officer)

March 20, 2018